UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
(Amendment No. 1)
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	20-3960974
(State of Incorporation or Organization)	(IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California	92704
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Stock	NASDAQ Global Market
Stock Purchase Rights	NASDAQ Global Market
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): N/A
Securities to be registered pursuant to Section 12(g) of the Act: NONE

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

Explanatory Note
     Fuel Systems Solutions, Inc. (the “Company”) hereby amends Items 1 and 2 of its Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission (the “SEC”) on August 25, 2006, as follows:
Item 1. Description of Registrant’s Securities to be Registered.
     On July 21, 2009, the Company entered into Amendment No. 1 (“Amendment No. 1”) to the Stockholder Protection Rights Agreement, dated as of June 27, 2006 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as Rights Agent. Pursuant to Amendment No. 1, the Rights Agreement was amended to extend its expiration date from July 22, 2009 to July 22, 2019. No other changes were made to the Rights Agreement.
     A copy of the Rights Agreement was filed as Exhibit 4.2 to the Company’s Registration Statement on Form S-4 filed with the SEC on June 27, 2006 and is incorporated herein by reference. Amendment No. 1 has been filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 21, 2009 and is incorporated herein by reference. The foregoing description of the Rights Agreement and Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to such exhibits.
Item 2. Exhibits.

Exhibit No.	Description

4.1	Stockholder Protection Rights Agreement, dated as of June 27, 2006, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-4 (No. 333-135378) filed on June 27, 2006).

4.2	Amendment No. 1 to Stockholder Protection Rights Agreement, dated as of July 21, 2009, between the Company and Mellon Investor Services LLC, as Rights Agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on July 21, 2009).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: July 21, 2009

FUEL SYSTEMS SOLUTIONS, INC.
By:	/s/ Matthew Beale
Matthew Beale
President and Chief Financial Officer

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